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                                                                    EXHIBIT 10.6


                     BORROWER COPYRIGHT SECURITY AGREEMENT

     BORROWER COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 1996, made by GENCOR INDUSTRIES, INC. (the "Borrower") in favor of CREDIT LYONNAIS NEW YORK BRANCH, as Agent (in such capacity, the "Agent") for the Issuing Bank (as defined below) and the several banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of December 10, 1996 (as the same may be amended, supplement or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, Credit Lyonnais New York Branch as the Issuing Bank for the Letters of Credit (the "Issuing Bank" and, together with the Lenders, the "Banks"), and the Agent.


                                R E C I T A L S

     WHEREAS, the Lenders have severally agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit in favor of the Borrower and the Foreign Subsidiaries (as defined in the Credit Agreement) upon the terms and subject to the conditions set forth in the Credit Agreement;

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make any Loans to the Borrower, and it is a condition precedent to the obligation of the Issuing Bank to issue any Letters of Credit to the Borrower or any of its Foreign Subsidiaries, that the Borrower guarantee payment and performance of all of the Foreign Subsidiary Obligations (as defined in the Credit Agreement);

     WHEREAS, in satisfaction of such condition, the Borrower has agreed to guarantee payment and performance of all of the Foreign Subsidiary Obligations and liabilities under the Credit Agreement and the other Loan Documents pursuant to Section 4.10 of the Credit Agreement; and

     WHEREAS, it is a further condition precedent to the obligation of the Lenders to make any Loans to the Borrower, and it is a further condition precedent to the obligation of the Issuing Bank to issue any Letters of Credit to the Borrower or any of its Foreign Subsidiaries, that the Borrower shall have executed and delivered this Agreement to the Agent, for the ratable benefit of the Banks, to secure payment and performance of all of the Borrower's obligations and liabilities under the Credit Agreement and the other Loan Documents.


                               A G R E E M E N T

     NOW, THEREFORE, to induce (i) the Agent and the Banks to enter into the Credit Agreement, (ii) the Lenders to make Loans to the Borrower, and (iii) the Issuing Bank to issue Letters of Credit to the Borrower and its Foreign Subsidiaries, the Borrower hereby agrees with the Agent, for the ratable benefit of the Banks, as follows:
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     1.  Defined Terms.  (a) Unless otherwise defined in this Agreement, capitalized terms shall have the meanings given them in the Credit Agreement.

                "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                "Copyright Office": the Register of Copyrights in the Library of Congress.

                "Copyrights": all copyrights, copyright registrations and copyright applications that is owned by the Borrower, or in which the Borrower acquires any right or interest, at any time prior to the termination of this Agreement.

                "Obligations": the collective reference to the unpaid principal of, and the accrued and unpaid interest on, the Loans and all other obligations and liabilities of the Borrower to the Agent and the Banks (including, without limitation, all of the Borrower's obligations and liabilities under Sections 4 and 5 of the Credit Agreement and the Borrower's liability for all interest that accrues after the maturity of the Loans and all interest that accrues after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document, any interest rate agreement entered into by the Borrower with any Bank pursuant to the Credit Agreement or any other document made, delivered or given in connection with the Credit Agreement, any other Loan Document or any such interest rate agreement, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent and the Banks that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement, this Agreement, any other Loan Document or any interest rate agreement entered into by the Borrower with any Bank pursuant to the Credit Agreement or any other document made, delivered or given in connection with the Credit Agreement, any other Loan Document or any such interest rate agreement).

                (b) The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

                (c) The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when and as due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower (collectively, the "Collateral"):

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                (a) all of Copyrights filed with the Copyright Office and, to the extent applicable, any similar office or agency of any state, territory or possession of the United States or any similar office or agency of any other country or used by the Borrower in the United States, any state, territory or possession thereof or any other country (including, without limitation, the copyrights, copyright registrations and copyright applications listed on Schedule 1 to this
                                                     ----------
                    Agreement);

                (b) any renewals and extensions of any Copyright;

                (c) all income, royalties, damages and payments now and
                    hereafter due or payable with respect to the Copyrights (including, without limitation, payments under all licenses entered into in connection with the Copyrights and damages and payments for past or future infringements of the Copyrights);

                (d) all right, title and interest in all physical materials embodying works with respect the Borrower owns or holds rights in any Copyrights;

                (e) the right to sue for past, present and future infringements of the Copyrights;

                (f) all rights corresponding to the Copyrights throughout the world;

                (g) the goodwill of the Borrower's business connected with and symbolized by the Copyrights;

                (h) any written agreement naming the Borrower as licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country, including, without limitation, any agreement referred to in Schedule 1 to this Agreement;
                                   ----------

                (i) any and all present and future agreements, whether written or oral, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which the Borrower now has or hereafter acquires any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement, including, without limitation, any agreement referred to in Schedule 1 to this Agreement; and
                                   ----------

                (j) all products and proceeds of the foregoing.

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     3. Restrictions on Future Agreements.  Until this Agreement has terminated, the Borrower will not, without the Agent's prior written consent, (a) enter into any agreement (including, without limitation, any license or sublicense agreement) that is inconsistent with Borrower's obligations under this Agreement, the Credit Agreement or any other Loan Document, (b) take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action (including, without limitation, the abandonment of any Copyright) that would adversely affect the validity or enforceability of the rights transferred to the Agent, for the ratable benefit of the Banks, under this Agreement, or (c) enter into any other contractual obligations that may restrict or inhibit the Agent's rights to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

     4. New Copyrights.   If, prior to the termination of this Agreement, the
Borrower shall (i)(a) obtain any registration or apply for any registration for any copyright after the Closing Date in the Copyright Office or in any similar office or agency of a state, territory or possession of the United States or any similar office or agency in another country, or (b) obtain any right to or any interest in any copyright, or (ii) become entitled to the benefit of any copyright, copyright registration or copyright application, the Agent, for the ratable benefit of the Banks, shall have a valid first priority security interest in each such copyright, copyright registration and copyright application. In the event that the Borrower becomes the owner of, or acquires any right to or interest in, any copyright, copyright registration and copyright application after the Closing Date, the Borrower shall promptly (i) notify the Agent and update Schedule 1 to this Agreement to the extent necessary to
                 ----------
accurately identify each such copyright, copyright registration and copyright application, and (ii) provide the Agent with a copy of each such updated schedule.

     5. Representations and Warranties. The Borrower hereby represents, warrants, covenants and agrees that on the Closing Date and each Borrowing Date:

          (a) Except as otherwise provided in this Agreement or any other Loan Document, it is and will continue to be the owner of all its right, title and interest in the Copyrights free from any Liens.

          (b) It has the full right and power to grant the security interest in the Collateral to the Agent, for the benefit of the Banks, as and to the extent by this Agreement.

          (c) It has made no previous assignment, transfer or agreements in conflict with this Agreement or constituting a present or future assignment, transfer, or encumbrance on any of the Collateral.

          (d) Until this Agreement has terminated, it will not execute and, except as otherwise permitted by the Credit Agreement or any other Loan Document, there will not be on file in any public office, any financing statement or other document or instruments or any other Loan Document evidencing or giving notice of liens affecting the Collateral.

           (e) No material infringement or unauthorized use presently is being made of any of the Copyrights that could adversely affect the fair market value of the Collateral or the benefits, rights or powers granted to the Agent, for the ratable benefit of the Banks, pursuant to this Agreement or the validity,

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priority or perfection of the security interests granted in the Collateral pursuant to this Agreement or the remedies of the Agent, for the ratable benefit of the Banks, under this Agreement, and the Borrower shall continue to maintain monitoring and enforcement practices that protect the Collateral.

           (f) The Borrower's chief executive office and chief place of business is set forth on Schedule 2 to this Agreement as amended pursuant to Section 8(c)
                ----------                                          ------------
of this Agreement.

           (g) Schedule 1 to this Agreement, as amended pursuant to Section 4 of
                                                                    ---------
this Agreement accurately identifies all of the registered Copyrights that are owned by or are pending on behalf of the Borrower and all other Copyrights in which the Borrower has acquired any right or interest.

           (h) The Borrower has registered or filed for registration all Copyrights owned by the Borrower. Each Copyright is valid, subsisting, unexpired, enforceable and has not been abandoned and has not entered the public domain. No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any such Copyright. No action or proceeding is pending that seeks to limit, cancel or question the validity of any Copyright.

     6. Agent's Right to Maintain Quality. The Borrower agrees that from and after the occurrence of an Event of Default, the Agent shall have the right to establish such additional product quality controls as the Agent, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by the Borrower or any of its subsidiaries that bear any Copyright. The Borrower agrees (i) not to sell or assign its interest in, or to grant any license or sublicense under, any Copyright without the prior written consent of the Agent, (ii) to maintain the quality of any and all products in connection with which the Copyrights are used, consistent with the quality of such products as of the Closing Date, and (iii) to provide the Agent, upon its request, with a certificate of an officer of the Borrower certifying the Borrower's compliance with the foregoing.

     7. Royalties. The Borrower hereby agrees that the permitted use by the Agent, for the ratable benefit of the Banks, of all Copyrights shall be worldwide without any liability for royalties or other related charges from the Agent or any of the Banks to the Borrower.

     8. Duties of the Borrower. (a) The Borrower shall (i) prosecute diligently any copyright application that is part of the Copyrights pending as of the Closing Date or thereafter until this Agreement has terminated, (ii) make application on copyrights as the Borrower reasonably determines to be appropriate, (iii) take all reasonable steps to preserve and maintain all rights in copyright applications, copyrights, and copyright registrations that are part of the Copyrights; (iv) not abandon any right to file a copyright application nor any pending copyright application if the value thereof could reasonably be expected to justify the cost of obtaining such copyright, and (v) not abandon any Copyright without the consent of the Agent. Any expenses incurred in connection with the applications referred to in this Section 8 shall be borne by the Borrower. The Borrower agrees to retain an experienced copyright attorney for the filing and prosecution of all such applications and other proceedings.

           (a) The Borrower shall maintain the security interests created in favor of the Agent, for the ratable benefit of the Banks, in the Collateral pursuant to this Agreement as valid and duly perfected first priority security interests and shall defend such security interests against claims and demands of

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all Persons whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrower, the Borrower shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may request for the purposes of obtaining or preserving all of the benefits, rights and powers granted to the Agent and the Banks pursuant to this Agreement. In addition, the Borrower shall, and shall cause all of its Foreign Subsidiaries to, execute and deliver such further documents and instruments and take such further actions as are necessary or desirable, or that are requested by the Agent, to create and maintain in favor of the Agent, for the ratable benefit of the Banks, valid and duly perfected first priority security interests in all of the Collateral under all applicable foreign laws and shall defend such security interests from all persons whomsoever.

           (b) The Borrower shall not permit any of the changes described below unless (x) at least 20 days prior to such change, the Agent shall have received written notice of such change and an updated copy of each schedule to this Agreement required to be updated as result of such change, and (y) all filings and notices have been made to maintain in favor of the Agent, for the ratable benefit of the Banks, a valid and duly perfected first priority security interest in the Collateral, subject to no Liens other than those created pursuant to the Loan Documents:

           b. change the location of its chief executive office and chief place of business from that set forth on Schedule 2 to this Agreement, as amended; or
                                   ----------

           c. change its name, identity or corporate structure to such an extent that any financing statement filed in favor of the Agent in connection with this Agreement would become inaccurate or misleading.

     9. Remedies. (a) If an Event of Default shall have occurred and be continuing, the Agent on behalf of the Banks may exercise, in addition to all other rights and remedies granted to the Agent and the Banks in this Agreement, any Loan Document and any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code (whether or not the Code applies to any part of the Collateral) and any other applicable laws. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales and, to the extent permitted by law upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of (to the extent permitted by law) any right or equity of redemption in the Borrower, which right or equity is (to the extent permitted by law) hereby waived or released. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after

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deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of the Collateral or reasonably relating to the Collateral or the rights of the Agent and the Banks under this Agreement (including, without limitation, attorney' fees and disbursements) to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law (including, without limitation, Section 9-504(1)(c) of the Code) need the Agent account for the surplus, if any, to the Borrower. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be in writing and deemed reasonable and proper if given at least 10 days before such sale or other disposition.

           (b) The Borrower waives and agrees not to assert any rights or privileges that it may acquire under Section 9-112 of the Code. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

     10. Agent's Appointment as Attorney-in-Fact; Agent's Performance of Borrower's Obligations. (a) The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent of the Agent (each, an "Attorney") with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, the Borrower hereby gives each Attorney the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following upon the occurrence and during the continuance of an Event of Default:

             (1) to execute and deliver any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the security interest of the Agent, for the ratable benefit of the Banks, in any the Collateral;

             (2) to pay or discharge taxes and Liens levied or placed on or threatened against the any of Collateral;

             (3) to execute, in connection with any sale provided for in Section 9 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and any part thereof; and

             (4) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any part of the Collateral; (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to protect, preserve, or realize upon the Collateral or any part thereof and to enforce any other right in respect of any part of the Collateral; (iv) to defend any suit, action or proceeding brought against the Borrower with respect to any part of the Collateral; (v) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vi) to assign, license or sublicense any Collateral throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (vii) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any part of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things that the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral or any part thereof and the security interests of the Agent, for the ratable benefit of the Banks, and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

             (b) If the Borrower fails to perform or comply with any of its agreements contained in this Agreement, any Attorney may, at the option of the Agent but without any obligation so to do, perform or comply, or otherwise cause performance or compliance, with such agreement.

             (c) The expenses of the Agent incurred in connection with any actions taken pursuant to this Section 10, together with interest thereon at a rate per annum equal to 3 1/2% above the Base Rate then in effect from the date payment is demanded by the Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Agent on demand.

             (d) The Borrower hereby ratifies all actions taken by each Attorney pursuant to this Section 10. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     11. Duty of Agent. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. None of the Agent, any Bank or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Banks under this Agreement are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act under or with respect to this Agreement, except for their own gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction).

     12. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Agent to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests granted to the Agent, for the ratable benefit of the

Banks, pursuant to this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     13. Authority of Agent. The Borrower acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for in this Agreement or resulting or arising out of this Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Borrower, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting.

     14. Notices. All notices, requests and demands to or upon the Agent or the Borrower under this Agreement shall be given or made in accordance with the Credit Agreement.

     15. Termination and Release. (a) This Agreement and the security interests created in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Agreement shall terminate when all of the Obligations have been fully and indefeasibly paid and when the Banks have no further Commitments under the Credit Agreement and no Letters of Credit are outstanding or unreimbursed, at which time the Agent shall execute and deliver to the Borrower, or to such person or persons as the Borrower shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Borrower at the Borrower's expense that the Borrower shall reasonably request to evidence the release of the Liens and the security interests created by this Agreement with respect to the Collateral.

             (b) All Collateral used, sold, transferred or otherwise disposed of by the Borrower in accordance with the terms of the Credit Agreement (including, without limitation, pursuant to a waiver or amendment of the terms of the Credit Agreement), shall be used, sold, transferred or otherwise disposed of free and clear of the Lien and the security interest created under this Agreement. In connection with any such sale, transfer or disposition of Collateral, (i) the Agent shall deliver to the Borrower, or to such person or persons as the Borrower shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Borrower at the Borrower's expense that the Borrower shall reasonably request to evidence the release of the Liens and security interests created under this Agreement with respect to such Collateral, and (ii) any representation, warranty or covenant contained in this Agreement relating to such Collateral shall no longer be deemed to be made with respect to such used, sold, transferred or otherwise disposed Collateral.

     16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17. Amendments in Writing, No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the provisions of Section 12.1 of the Credit Agreement and pursuant to a written instrument executed by the

Borrower and the Agent; provided, however,that the schedules to this Agreement shall be amended and updated by the Borrower as and to the extent required by this Agreement.

             (b) Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 17(a) of this Agreement) or delay be deemed to have waived any right or remedy under this Agreement or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such Bank would otherwise have on any future occasion.

             (c) The rights and remedies provided to the Agent and the Banks in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     18. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction of this Agreement or be taken into consideration in the interpretation of this Agreement.

     19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Borrower, the Agent and the Banks and their successors and assigns; provided, however, that the Borrower may not assign any of its rights, or delegate any of its duties or obligations, under this Agreement without the prior written consent of the Agent.

     20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

     IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Agreement as of the day and year first above written.


                                        GENCOR INDUSTRIES, INC.



                                        By: /s/ John Elliott
                                           -----------------------------
                                        Name:  John Elliott
                                        Title:  Executive Vice President

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